Exhibit 10.2

SECURITY AGREEMENT

among

EACH OF THE GRANTORS PARTY HERETO

and

UNION BANK, N.A.,
as Agent

July 18, 2012

i

6.1	Grantor Information and Status	16

6.2	Collateral Identification; Special Collateral	17

6.3	Ownership of Collateral and Absence of Other Liens	17

6.4	Status of Security Interest	17

6.5	Goods and Receivables	18

6.6	Pledged Equity; Investment Related Property	19

6.7	Intellectual Property	21

Section 7 ACCESS; RIGHT OF INSPECTION; FURTHER ASSURANCES; ADDITIONAL GRANTORS		22

7.1	Access; Right of Inspection	22

7.2	Further Assurances	22

7.3	Additional Grantors	23

Section 8 AGENT APPOINTED ATTORNEY-IN-FACT		24

8.1	Power of Attorney	24

8.2	No Duty on the Part of Agent or Secured Parties	25

8.3	Appointment Pursuant to Loan Agreement	25

Section 9 REMEDIES		25

9.1	Generally	25

9.2	Application of Proceeds	27

9.3	Sales on Credit	27

9.4	Investment Related Property	27

9.5	Grant of Intellectual Property License	27

9.6	Intellectual Property	28

9.7	Cash Proceeds; Deposit Accounts	29

Section 10 AGENT		30

Section 11 CONTINUING SECURITY INTEREST; TRANSFER OF LOANS		30

ii

Section 12 STANDARD OF CARE; AGENT MAY PERFORM		30

Section 13 MISCELLANEOUS		31

13.1	Generally	31

13.2	GOVERNING LAW; VENUE	32

13.3	LOAN DOCUMENT	32

SCHEDULE 5.1 — GENERAL INFORMATION

SCHEDULE 5.2 — COLLATERAL IDENTIFICATION

SCHEDULE 5.4 — FINANCING STATEMENTS

EXHIBIT A — SECURITY AGREEMENT SUPPLEMENT

iii

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of July 18, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among DTS, INC., a Delaware corporation (“Borrower”), DTS WASHINGTON LLC, a Delaware limited liability company, PHORUS, INC., a Delaware corporation, and each other Guarantor under the Guaranty referred to below, whether as an original signatory hereto or as an Additional Grantor (as defined below) (each of the foregoing entities, a “Grantor”), and UNION BANK, N.A., as administrative agent under the Loan Agreement referred to below (in such capacity, together with its successors and permitted assigns, “Agent”).

Pursuant to the Loan Agreement of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among Borrower, the lenders thereunder from time to time (collectively, the “Lenders”), and Agent, the Lenders are agreeing to extend certain financial accommodations to Borrower, subject to certain conditions.  Each capitalized term used but not defined herein has the meaning ascribed to such term in the Loan Agreement.

In connection with the Loan Agreement, each Guarantor is entering into the Guaranty of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which it is guaranteeing the Secured Obligations (as defined below).

The Loan Agreement provides that, as a condition to the availability of the financial accommodations referred to above, each Grantor shall enter into this Agreement and grant a security interest in its assets to Agent for the benefit of the Secured Parties (as defined below).

In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Section 1
DEFINITIONS

1.1                               Defined Terms.  This Agreement is the “Security Agreement” referred to in the Loan Agreement and is one of the Loan Documents.  In this Agreement, the following terms have the following meanings:

“Account Control Agreement” has the meaning assigned in Section 4.2(a).

“Acquisition Documentation” means the SRS Merger Agreement and any and all other agreements, documents, or instruments entered into in connection with the SRS Acquisition.

“Acquisition Documentation Rights” means, with respect to each Grantor, collectively, all of such Grantor’s rights, title and interest in, to and under the Acquisition Documentation, in each case, subject to the terms of the Acquisition Documentation, including (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the Acquisition Documentation, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Acquisition Documentation or related thereto and (iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

“Additional Grantor” has the meaning assigned in Section 7.3.

“Agent” has the meaning set forth in the preamble.

“Agreement” has the meaning set forth in the preamble.

“Borrower” has the meaning set forth in the preamble.

“Cash Proceeds” has the meaning assigned in Section 9.7.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning assigned in Section 2.1.

“Collateral Account” means any account established by Agent.

“Collateral Records” means, with respect to each Grantor, all of such Grantor’s books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means, with respect to each Grantor, all of such Grantor’s property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Control” means:  (1) with respect to any Deposit Accounts, control within the meaning of Section 9104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8106(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9107 of the UCC and (7) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Controlled Foreign Corporation” means “controlled foreign corporation” as defined in the Code.

“Copyright Licenses” means, with respect to each Grantor, all of such Grantor’s agreements, licenses and covenants providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” means, with respect to each Grantor, all of such Grantor’s United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions in effect from time to time.

“Excluded Equity” has the meaning assigned in Section 2.2(d).

“Excluded Property” has the meaning assigned in Section 2.2.

“Grantor” has the meaning set forth in the preamble.

“Guaranty” has the meaning set forth in the recitals.

“Insurance” means, with respect to each Grantor, all of such Grantor’s (i) insurance policies covering any or all of the Collateral (regardless of whether Agent is the loss payee thereof) and (ii) key man life insurance policies.

“Intellectual Property” means, with respect to each Grantor, the collective reference to all of such Grantor’s rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Investment Accounts” means the Collateral Account, Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” means, with respect to each Grantor:  (i) all of such Grantor’s “investment property” (as such term is defined in Division 9 of the UCC) and (ii) regardless of whether any of the following is classified as investment property under the UCC, all of such Grantor’s Pledged Equity, Pledged Debt, Investment Accounts (and all monies, Securities, Instruments and other investments deposited or required to be deposited in such Investment Accounts) and certificates of deposit.

“Lenders” has the meaning set forth in the recitals.

“Loan Agreement” has the meaning set forth in the recitals.

“Organizational Documents” means, with respect to any Person, all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization and its bylaws, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement and (iv) with respect to any limited liability company, its certificate of formation or articles of organization and its operating agreement.

“Patent Licenses” means, with respect to each Grantor, all of such Grantor’s agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each such agreement required to be listed in Schedule 5.2(II) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” means, with respect to each Grantor, all of such Grantor’s United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each such patent and patent application required to be listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Pledged Debt” means, with respect to each Grantor, all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all such indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt”

(as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity” means, with respect to each Grantor, all of such Grantor’s Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any Person whose equity interests are included as Pledged Equity, except that Pledged Equity shall not include Excluded Equity.

“Pledged LLC Interests” means, with respect to each Grantor, all interests owned by such Grantor in any limited liability company and each series thereof including, without limitation, all such limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” means, with respect to each Grantor, all interests owned by such Grantor in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all such partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” means, with respect to each Grantor, all shares of capital stock owned by such Grantor, including, without limitation, all such shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Receivables” means, with respect to each Grantor, all of such Grantor’s rights to payment, whether or not earned by performance, for goods or other property sold, leased,

licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of such Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” means, with respect to each Grantor, all of such Grantor’s (i)  original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of such Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) credit information, reports and memoranda relating thereto and (v) other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” means any and all present and future Obligations of any type or nature of the Grantors at any time or from time to time owed to the Secured Parties under the Loan Documents (including Interest Rate Protection Agreements and Bank Products Agreements), and any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, absolute or contingent, direct or indirect, or voluntary or involuntary, whether obligations of performance or obligations of payment, whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise (including all renewals, extensions, amendments, refinancings and other modifications of such Obligations and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement of such Obligations), and whether recovery upon such Obligations may be or hereafter becomes unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Grantor under any Debtor Relief Laws.

“Secured Parties” means, collectively, Agent (for itself and in its capacity as Agent), the Lenders, Fronting Bank, each Lender or Affiliate of a Lender party to an Interest Rate Protection Agreement or a Bank Products Agreement, each co-agent or sub-agent appointed by Agent from time to time, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.  Subject to the terms of the Loan Agreement, each right, remedy, privilege and power of the Secured Parties under this Agreement shall be exercised solely by Agent, and each notice, document or item to be delivered by any Grantor to the Secured Parties under this Agreement shall be delivered by such Grantor to Agent for the benefit of the Secured Parties.

“Securities” means, with respect to each Grantor, all of such Grantor’s stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement Supplement” means any supplement to this Agreement in substantially the form of Exhibit A.

“Trademark Licenses” means, with respect to each Grantor, all of such Grantor’s agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each such agreement required to be listed in Schedule 5.2(II) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” means, with respect to each Grantor, all of such Grantor’s United States and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, such registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks” (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“United States” and “U.S.” means the United States of America.

1.2                               Definitions; Interpretation.

(a)                                 In this Agreement, each of the following capitalized terms has the meaning ascribed to it in the UCC (and, if defined in more than one Article of the UCC, has the meaning given in Division 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)                                 All other capitalized terms used herein (including in the preamble and the recitals hereto) and not otherwise defined herein have the meanings ascribed thereto in the Loan Agreement.  The incorporation by reference of terms defined in the Loan Agreement shall survive any termination of the Loan Agreement until this Agreement is terminated as provided in Section 11.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The terms lease and license shall include sub-lease and sub-license, as applicable.  If any conflict or inconsistency exists between this Agreement and the Loan Agreement, the Loan Agreement shall govern.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

Section 2
GRANT OF SECURITY

2.1                               Grant of Security.  Each Grantor hereby grants to Agent, for the benefit of the Secured Parties, a security interest in and continuing Lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to all of the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”):

(a)                                 Accounts;

(b)                                 Chattel Paper;

(c)                                  Documents;

(d)                                 General Intangibles;

(e)                                  Goods (including, without limitation, Inventory and Equipment);

(f)                                   Instruments;

(g)                                  Insurance;

(h)                                 Intellectual Property;

(i)                                     Investment Related Property (including, without limitation, Deposit Accounts);

(j)                                    Letter of Credit Rights;

(k)                                 Money;

(l)                                     Receivables and Receivable Records;

(m)                             Commercial Tort Claims now or hereafter described on Schedule 5.2;

(n)                                 Fixtures;

(o)                                 Acquisition Documentation and Acquisition Documentation Rights;

(p)                                 to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(q)                                 to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2                               Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 attach to the following (collectively, “Excluded Property”):

(a)                                 any right, title or interest in any permit, license or any contractual obligation entered into by any Grantor (i) that validly prohibits the creation by such Grantor of a security interest thereon or requires the consent of any Person other than Borrower or an Affiliate of Borrower, which consent has not been obtained as a condition to the creation of such security interest, or (ii) to the extent that any Applicable Law prohibits the creation of a security interest thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law;

(b)                                 any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote, to the extent pledging or hypothecating more than 65% thereof would result in adverse tax consequences for the Grantors; provided that immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation;

(c)                                  any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(d)                                 the limited liability company interests of DTS LLC, a Delaware limited liability company, and DTS Merger Sub, Inc., a Delaware corporation (such interests, collectively, the “Excluded Equity”), on condition that, immediately following the consummation of the SRS Acquisition, such limited liability company interests shall no longer constitute Excluded Equity or Excluded Property; or

(e)                                  any property subject to a Lien permitted by Section 7.7.3 of the Loan Agreement, to the extent that the terms of the Indebtedness pursuant to which such Lien is granted prohibit other Liens on such property (but only to the extent and so long as so prohibited);

provided, however, that (i) “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property) and (ii) any such property that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Grantor obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise) shall no longer be Excluded Property.  In addition, each Grantor shall use commercially reasonable efforts not to enter into any material contract, lease, permit, license, charter or license agreement that contains a prohibition of the nature described in Section 2.2(a).

Section 3
SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

3.1                               Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of all Secured Obligations.

3.2                               Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 4
CERTAIN PERFECTION REQUIREMENTS

4.1                               Delivery Requirements.

(a)                                 With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective endorsement (within the meaning of Section 8107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to Agent or in blank.  In addition, each Grantor shall cause any certificates evidencing any Pledged Equity, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests (in each case, other than any Excluded Equity), to be similarly delivered to Agent regardless of whether such Pledged Equity constitute Certificated Securities.

(b)                                 With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to Agent all such Instruments or Tangible Chattel Paper to Agent duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $100,000 individually or $100,000 in the aggregate.

4.2                               Control Requirements.

(a)                                 The Grantors shall ensure that Agent has Control of the Deposit Account at Comerica Bank numbered 1891677054 and each successor account thereof (collectively, the “Primary Operating Account”).  Subject to the last sentence of this paragraph, with respect to the Primary Operating Account, the Grantors shall as promptly as possible, but in any event, within 270 days of the Closing Date (or such longer period of time as consented to by Agent), cause the Bank maintaining the Primary Operating Account to enter into an agreement in form and substance reasonably satisfactory to Agent (an “Account Control Agreement”), pursuant to which, upon notice of a continuing Event of Default, such Bank shall agree to comply with Agent’s instructions with respect to disposition of funds in the Primary Operating Account without further consent by any Grantor.  The provisions in this Section 4.2(a) requiring an Account Control Agreement shall not apply to any Deposit Account for which Agent is the depository bank.

(b)                                 With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Security credited to a Securities Account and any Uncertificated Security subject to the requirements of Section 4.2(c)), the Grantors shall take commercially reasonable efforts to cause the issuer of such Uncertificated Security to either (i) register Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance reasonably satisfactory to Agent, pursuant to which such issuer agrees to comply with Agent’s instructions with respect to such Uncertificated Security without further consent by any Grantor; provided, however, that such requirement shall not apply to any such Uncertificated Securities having a value of $100,000 individually or $100,000 in the aggregate.

(c)                                  With respect to any Uncertificated Security included in the Collateral where the issuer is a Subsidiary of any Grantor, the Grantors shall cause the issuer of such Uncertificated Security to either (i) register Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance reasonably satisfactory to Agent, pursuant to which such issuer agrees to comply with Agent’s instructions with respect to such Uncertificated Security without further consent by any Grantor; provided, however, that such requirement shall not apply to any such Uncertificated Securities having a value of $100,000 individually or $100,000 in the aggregate

(d)                                 With respect to any material Letter of Credit Rights included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which Agent has a valid and perfected security interest), the Grantors shall take commercially reasonable efforts to ensure that Agent has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to Agent; provided, however, that such Control requirement shall not apply to any such Letter of Credit Rights under letters of credit having a face amount of $100,000 individually or $100,000 in the aggregate.

(e)                                  With respect to any Electronic Chattel Paper or “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, the Grantors shall take commercially reasonable efforts to ensure that Agent has Control thereof; provided, however, that such Control requirement shall not apply to any Electronic Chattel Paper or “transferable” record having a face amount of less than $100,000 individually or $100,000 in the aggregate.

4.3                               Other Actions.

(a)                                 If any issuer of any Pledged Equity is organized under a jurisdiction outside of the United States, each Grantor shall take such additional actions (including, without limitation, causing such issuer to register the pledge on its books and records) and make such filings or recordings, in each case to the extent Agent deems, in its sole and reasonable discretion, necessary or advisable under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of Agent.

(b)                                 With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, the Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of Agent hereunder and following the occurrence and during the continuation of an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to Agent of its designee, and to the substitution of Agent or its designee as a partner or member with all the rights and powers related thereto.  Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to Agent or its designee following the occurrence and during the continuation of an

Event of Default and to the substitution of Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4                               Timing and Notice.  With respect to any Collateral in existence on the Closing Date, each Grantor shall comply with the requirements of Section 4 on the Closing Date and, with respect to any Collateral hereafter owned or acquired, subject to the following sentence, each Grantor shall comply with such requirements as promptly as possible, but in any event, within twenty (20) days of the end of each Fiscal Quarter, except that, with respect to the Excluded Equity, each Grantor shall comply with the requirements of Section 4 as promptly as possible, but in any event, within thirty (30) days of the consummation of the SRS Acquisition.  Each Grantor shall promptly inform Agent of its acquisition of any Collateral for which any action is required by Section 4.

Section 5
REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants on the Closing Date and on the date of any making of a Loan or any issuance of a Letter of Credit subsequent to the Closing Date, that:

5.1                               Grantor Information and Status.

(a)                                 As of the Closing Date and as of the date of each Security Agreement Supplement delivered pursuant to this Agreement, Schedule 5.1(A) and (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(b)                                 except as provided on Schedule 5.1(C), such Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years;

(c)                                  such Grantor has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 5.1(D) hereof (as such schedule may be amended or supplemented from time to time);

(d)                                 such Grantor (i) has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) and remains duly existing as such and (ii) has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

(e)                                  no Grantor is a “transmitting utility” (as defined in Section 9102(a)(80) of the UCC).

5.2                               Collateral Identification; Special Collateral.

(a)                                 As of the Closing Date and as of the date of each Security Agreement Supplement delivered pursuant to this Agreement, Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity, (2) Pledged Debt, (3) Securities Accounts, (4) Deposit Accounts, (5) Commodity Contracts and Commodity Accounts, (6) United States and foreign registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by such Grantor, (7) material Patent Licenses, material Trademark Licenses and material Copyright Licenses (except for any off-the-shelf software), (8) Commercial Tort Claims other than any Commercial Tort Claims having a value of less than $750,000 individually or $1,000,000 in the aggregate, (9) Letter of Credit Rights for letters of credit other than any Letters of Credit Rights worth less than $100,000 individually or $100,000 in the aggregate, and (10) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property other than any Inventory, Equipment or other tangible personal property having a value less than $100,000 individually or $100,000 in the aggregate.  Each Grantor shall supplement such schedules as necessary to ensure that such schedules are accurate on the date of each making of a Loan and each issuance of a Letter of Credit following the Closing Date;

(b)                                 none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) timber to be cut, or (5) aircraft, aircraft engines, satellites, ships or railroad rolling stock.  No material portion of the collateral consists of motor vehicles or other goods subject to a certificate of title statute of any jurisdiction;

(c)                                  all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects; and

(d)                                 no Excluded Property, other than the equity interests described in Sections 2.2(b) and 2.2(d), is material to the business of such Grantor.

5.3                               Ownership of Collateral and Absence of Other Liens.

(a)                                 such Grantor owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Loan Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person (other than any Permitted Liens); and

(b)                                 other than any financing statements filed in favor of Agent, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been delivered to Agent for filing and (y) financing statements filed in connection with Permitted Liens.  Other than Agent and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral.

5.4                               Status of Security Interest.

(a)                                 (i) upon the filing of financing statements naming each Grantor as “debtor” and Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of Agent in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, first-priority Lien subject, in the case of priority only, to any Permitted Liens with respect to the Collateral and (ii) each agreement purporting to give Agent Control over any Collateral is effective to establish Agent’s Control of the Collateral subject thereto;

(b)                                 no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of Agent hereunder or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by Section 5.4(a) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities; and

(c)                                  each Grantor is in compliance with its obligations under Section 4.

5.5                               Goods and Receivables.

(a)                                 each Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any credits, rights of recoupment, setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign; and

(b)                                 none of the Account Debtors in respect of any material Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.

5.6                               Pledged Equity; Investment Related Property.

(a)                                 such Grantor is the record and beneficial owner of the Pledged Equity free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity;

(b)                                 no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first-priority status of the security interest of Agent in any Pledged Equity or the exercise by Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained; and

(c)                                  any Pledged LLC Interests and Pledged Partnership Interests on which Liens are granted hereunder represent interests (1) that by their terms provide that they are securities governed by the Uniform Commercial Code of an applicable jurisdiction, (2) that are dealt in or traded on securities exchanges or markets or (3) in issuers that are registered as investment companies.

5.7                               Intellectual Property.

(a)                                 such Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed as such Grantor’s on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time);

(b)                                 such Grantor owns or has the valid right to use and, where such Grantor does so, sublicense others to use, all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims and licenses, except for Permitted Liens and the licenses set forth on Schedule 5.2(II) (as such schedule may be amended or supplemented from time to time); and

(c)                                  each work that is protected by a Patent, Trademark or Copyright that is included within the Collateral, and that is embodied in film, microfilm or tape, is maintained in a climate-controlled, secure laboratory, vault or similar location, under the control of a Grantor.

Section 6
COVENANTS AND AGREEMENTS

Each Grantor hereby covenants and agrees that:

6.1                               Grantor Information and Status.

(a)                                 without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Loan Agreement, such Grantor shall not change its name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (i) notified Agent in writing at least ten (10) Business Days (or such lesser period of time as consented to by Agent) prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as Agent may reasonably request and (ii) taken all actions, as Agent deems, in its sole and reasonable discretion, necessary or advisable to maintain the continuous validity, perfection and the same or better priority of Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to Agent a completed Security Agreement Supplement together with all Supplements to Schedules thereto, promptly following completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2                               Collateral Identification; Special Collateral.

(a)                                 in the event that it hereafter acquires any Collateral of a type described in Section 5.2(b), such Grantor shall promptly notify Agent thereof in writing and take such actions and execute such documents and make such filings all at the Grantors’ expense as Agent may reasonably request in order to ensure that Agent has a valid, perfected, first-priority security interest in such Collateral, subject, in the case of priority only, to any Permitted Liens; and

(b)                                 in the event that it hereafter acquires or has any Commercial Tort Claim in excess of $750,000 individually or $1,000,000 in the aggregate, such Grantor shall deliver to Agent a completed Security Agreement Supplement together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

6.3                               Ownership of Collateral and Absence of Other Liens.

(a)                                 except for the security interest created by this Agreement, such Grantor shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(b)                                 upon such Grantor or any officer, manager or member of such Grantor obtaining knowledge thereof, such Grantor shall promptly notify Agent in writing of any event that may have a material adverse effect on the value of the Collateral or any portion thereof, the ability of any Grantor or Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof; and

(c)                                  such Grantor shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Loan Agreement.

6.4                               Status of Security Interest.

(a)                                 such Grantor shall maintain the security interest of Agent hereunder in all Collateral as a valid, perfected, first-priority Lien (subject, in the case of priority only, to Permitted Liens); provided that, notwithstanding the foregoing, no Grantor shall be required to (x) record, or caused to be recorded, the security interests granted hereunder in Intellectual

Property with the United States Patent and Trademark Office, unless such recordation is necessary to perfect such security interests, or (y) take any action to perfect any Collateral that can only be perfected by (i) foreign filings with respect to Intellectual Property, or (ii) filings with registrars of motor vehicles or similar governmental authorities with respect to goods covered by a certificate of title, in each case except as and to the extent specified in Section 4.

6.5                               Goods and Receivables.

(a)                                 such Grantor shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or Agent;

(b)                                 if any Equipment or Inventory in excess of $500,000 individually or $1,000,000 in the aggregate is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor), such Grantor shall join with Agent in notifying such third party of Agent’s security interest and using commercially reasonable efforts to obtain an acknowledgment from such third party that it is holding the Equipment and Inventory for the benefit of Agent and will permit Agent to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following an Event of Default, to remove same from such premises if Agent so elects; and with respect to any Goods in excess of $100,000 individually or $100,000 in the aggregate subject to a Consignment for which such Grantor is the Consignor, such Grantor shall file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that such Grantor has a first-priority perfected security interest in such Goods;

(c)                                  such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals and/or copies of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, and all other dealings therewith;

(d)                                 other than in the ordinary course of business (i) such Grantor shall not amend, modify, terminate or waive any material provision of any Receivable in any manner which could reasonably be expected to have a material adverse effect on the value of such Receivable; (ii) following and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any material Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any material Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

(e)                                  following the occurrence and during the continuation of an Event of Default, Agent may:  (i) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to Agent; (ii) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Agent; and (iii) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  If Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within five (5) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Agent if required, in a Collateral Account maintained under the sole dominion and control of Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.6                               Pledged Equity; Investment Related Property.

(a)                                 except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity or Investment Related Property, then (i) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (ii) such Grantor shall promptly take all reasonable steps, as Agent deems, in its sole and reasonable discretion, necessary or advisable to ensure the validity, perfection, priority and, if applicable, Control of Agent over such Investment Related Property (including, without limitation, delivery thereof to Agent) and pending any such action, such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Agent authorizes each Grantor to retain and use all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest, to the extent permitted by the Loan Agreement;

(b)                                 Voting.

(i)                                     so long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Loan Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; provided that no Grantor shall exercise or refrain from exercising any such right if Agent shall have notified such Grantor that, in Agent’s reasonable judgment, such action would have a Material Adverse Effect; and provided further that such Grantor shall give Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Loan Agreement, shall be deemed inconsistent with the terms of this Agreement or the Loan Agreement within the meaning of this Section 6.6(b)(i) and no notice of any such voting or consent need be given to Agent; and

(ii)                                  upon the occurrence and during the continuation of an Event of Default and upon written notice from Agent to such Grantor of Agent’s intention to exercise such rights:

(1)                                 all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)                                 in order to permit Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Agent all proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request and (2) each Grantor acknowledges that Agent may utilize the power of attorney set forth in Section 8.1.

(c)                                  except as expressly permitted by the Loan Agreement, without the prior written consent of Agent, such Grantor shall not vote to enable or take any other action to:

(i)                                     amend or terminate any Organizational Document in any way that conflicts with this Agreement or the other Loan Documents or adversely affects the validity, perfection or priority of Agent’s security interest;

(ii)                                  permit any issuer of any Pledged Equity to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer;

(iii)                               other than as permitted under the Loan Agreement, permit any issuer of any Pledged Equity to dispose of all or a material portion of their assets;

(iv)                              waive any default under or breach of any terms of any Organizational Document relating to the issuer of any Pledged Equity or the terms of any Pledged Debt; or

(v)                                 cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests that are not securities (for purposes of the UCC) on the Closing Date to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged

LLC Interests to be treated as securities for purposes of the UCC; provided that, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (v), such Grantor shall promptly notify Agent in writing of any such election or action and, in such event, shall take all steps, as Agent deems, in its sole and reasonable discretion, necessary or advisable to establish Agent’s Control thereof; and

(d)                                 except as expressly permitted by the Loan Agreement, without the prior written consent of Agent, such Grantor shall not permit any issuer of any Pledged Equity to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests (excluding any Excluded Property) of the surviving or resulting corporation, limited liability company, partnership or other entity is, promptly after such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2 and (iii) such Grantor promptly complies with the delivery and control requirements of Section 4.

6.7                               Intellectual Property.

(a)                                 such Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property which is owned by such Grantor and material to the business of any Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of Agent’s security interest therein;

(b)                                 subject to Section 6.7(a), such Grantor shall continue to register or not register, as the case may be, its Patents and Trademarks in accordance with its historical practices as they existed as of the Closing Date, on condition that, if an Event of Default shall have occurred and be continuing, and if requested by Agent, such Grantor shall file applications and take any and all other actions necessary to register on an expedited basis (if expedited processing is available in accordance with the applicable regulations and procedures of the United States Patent and Trademark Office and any similar office of any other jurisdiction in which Patents or Trademarks, as applicable, are used) each of its Patents and Trademarks and identifying such Grantor as the sole claimant thereof in a manner sufficient to claim in the public record (or as a co-claimant thereof, if such is the case) such Grantor’s ownership or co-ownership thereof;

(c)                                  as soon as available, but in any event within forty-five (45) days after the end of every other Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2012 (or, if an Event of Default shall have occurred and be continuing, more frequently if requested by Agent), such Grantor shall prepare, execute, and deliver to Agent a completed Security Agreement Supplement together with Supplements to Schedules attached thereto identifying each of the following as being subject to the security interests created under this Agreement:  all Patents, Trademarks or Copyrights, and all material Patent Licenses, material

Trademark Licenses or material Copyright Licenses, that were acquired or registered, or for which applications for registration were filed, by such Grantor during such Fiscal Quarter, excluding any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051 for which, as of the end of such month, no “Statement of Use” has been filed pursuant to Section 1(d) of the Lanham Act and no “Amendment to Allege Use” has been filed during such month pursuant to Section 1(c) of the Lanham Act;

(d)                                 such Grantor shall use commercially reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose shall diligently maintain any action, suit or proceeding that such Grantor chooses to initiate against any Person so infringing, misappropriating, diluting or otherwise violating as will be reasonably necessary to prevent such infringement, misappropriation, dilution or other violation;

(e)                                  such Grantor shall use proper statutory notice in connection with its use of any of the Intellectual Property, except where the failure to use such notice would not reasonably be expected to have a Material Adverse Effect; and

(f)                                   such Grantor shall cause each work protected by a Patent, Trademark or Copyright that is included within the Collateral, and that is embodied in film, microfilm or tape, to be maintained in a climate-controlled, secure laboratory, vault or similar location, under the control of a Grantor.

Section 7
ACCESS; RIGHT OF INSPECTION; FURTHER ASSURANCES;
ADDITIONAL GRANTORS

7.1                               Access; Right of Inspection.  Subject to the limitations set forth in the Loan Agreement, (a) Agent shall at all times have full and free access, upon reasonable advance notice, during normal business hours to all the books, correspondence and records of each Grantor, and Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to Agent such clerical and other assistance as may be reasonably requested with regard thereto (with all expenses incurred in connection therewith being allocated in accordance with the Loan Agreement) and (b) Agent and its representatives shall at all times, upon reasonable advance notice, during normal business hours, also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

7.2                               Further Assurances.

(a)                                 Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action that Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor shall:

(i)                                     file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii)                                  at Agent’s reasonable request, appear in and defend any action or proceeding that may adversely affect such Grantor’s title to or Agent’s security interest in all or any part of the Collateral; and

(iii)                               furnish Agent with such information regarding the Collateral, including, without limitation, the location thereof, as Agent may reasonably request from time to time.

(b)                                 Each Grantor hereby authorizes Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to Agent herein.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect.  Each Grantor shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

(c)                                  Each Grantor hereby authorizes Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

7.3                               Additional Grantors.  From time to time subsequent to the Closing Date, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”) by executing a Security Agreement Supplement, accompanied by such documentation as required by the Loan Agreement and such documentation as Agent may otherwise reasonably require to establish the due organization, valid existence and good standing of each such Person, its qualification to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, its authority to execute, deliver and perform this Agreement, and the identity, authority and capacity of each Authorized

Signatory thereof authorized to act on its behalf.  Upon delivery of any such Security Agreement Supplement to Agent, notice of which is hereby waived by each Grantor, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 8
AGENT APPOINTED ATTORNEY-IN-FACT

8.1                               Power of Attorney.  Each Grantor hereby irrevocably appoints Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Agent or otherwise, from time to time in Agent’s discretion to take any action and to execute any instrument that Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)                                 upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Agent pursuant to the Loan Agreement;

(b)                                 upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with Section 8.1(b);

(d)                                 upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral;

(e)                                  to prepare and file any UCC financing statements against such Grantor as debtor;

(f)                                   upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion, any such payments made by Agent to become obligations of such Grantor to Agent, due and payable immediately without demand; and

(g)                                  upon the occurrence and during the continuance of any Event of Default, to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2                               No Duty on the Part of Agent or Secured Parties.  The powers conferred on Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon Agent or any other Secured Party to exercise any such powers.  Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3                               Appointment Pursuant to Loan Agreement.  Agent has been appointed as Agent pursuant to the Loan Agreement.  The rights, duties, privileges, immunities and indemnities of Agent hereunder are subject to the provisions of the Loan Agreement.

Section 9
REMEDIES

9.1                               Generally.

(a)                                 If any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, in the Loan Agreement, or otherwise available to it at law or in equity, all the rights and remedies of Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)                                     require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent that is convenient to both parties;

(ii)                                  enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)                               prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Agent deems appropriate; and

(iv)                              without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Agent may deem commercially reasonable.

(b)                                 Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that it would not be commercially unreasonable for Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantors shall be liable for the deficiency and the fees of any attorneys employed by Agent to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way limit the rights of Agent hereunder.

(c)                                  Agent may sell the Collateral without giving any warranties as to the Collateral.  Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)                                 Agent shall have no obligation to marshal any of the Collateral.

9.2                               Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by Agent against, the Secured Obligations in accordance with the requirements of the Loan Agreement.

9.3                               Sales on Credit.  If Agent sells any of the Collateral upon credit, the Grantors will be credited only with payments actually made by the purchaser and received by Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and the Grantors shall be credited with proceeds of the sale.

9.4                               Investment Related Property.  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act of 1933 and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act of 1933) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act of 1933 or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to Agent all such information as Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by Agent in exempt transactions under the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5                               Grant of Intellectual Property License.  For the purpose of enabling Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 at such time as Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to Agent, to the extent assignable and to the extent of such Grantor’s rights and effective only during the continuance of an Event of Default, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

9.6                               Intellectual Property.

(a)                                 Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i)                                     Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, Agent, or the Secured Parties, in Agent’s sole discretion, to enforce any Intellectual Property rights of such Grantor, in which event such Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all documents required by Agent in aid of such enforcement, and such Grantor shall promptly, upon demand, reimburse and indemnify Agent as provided in Section 12 in connection with the exercise of its rights under this Section 9.6, and, to the extent that Agent shall elect not to bring suit to enforce any Intellectual Property rights as permitted by this Section 9.6, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii)                                  upon written demand from Agent, each Grantor shall grant, assign, convey or otherwise transfer to Agent or Agent’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property and shall execute and deliver to Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)                               each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Agent (or any other Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;

(iv)                              within five (5) Business Days after written notice from Agent, each Grantor shall make available to Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with any Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on Agent’s behalf and to be compensated by Agent at such Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default;

(v)                                 Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(vi)          all amounts and proceeds (including checks and other instruments) received by any Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7; and

(vii)         no Grantor shall adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)           If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Agent of any rights, title and interests in and to any Intellectual Property of such Grantor shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Agent as aforesaid, subject to any disposition thereof that may have been made by Agent; provided that, after giving effect to such reassignment, Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of Agent granted hereunder, shall continue to be in full force and effect; and provided further that the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of Agent and the Secured Parties.

9.7           Cash Proceeds; Deposit Accounts.

(a)           If any Event of Default shall have occurred and be continuing, in addition to the rights of Agent specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to Agent in the exact form received by such Grantor (duly indorsed by such Grantor to Agent, if required) and held by Agent in the Collateral Account.  Any Cash Proceeds received by Agent (whether from a Grantor or otherwise) may, in the sole discretion of Agent, (A) be held by Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter, be applied by Agent against the Secured Obligations then due and owing.

(b)           If any Event of Default shall have occurred and be continuing, Agent may apply the balance from any Deposit Account included in the Collateral or instruct the bank at which any such Deposit Account is maintained to pay the balance of any such Deposit Account to or for the benefit of Agent.

Section 10
AGENT

Agent has been appointed to act as Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the other Loan Documents.  In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Agent for the benefit of the Secured Parties in accordance with the terms of this Section.  The provisions of the Loan Agreement relating to Agent including, without limitation, the provisions relating to resignation or removal of Agent and the powers and duties and immunities of Agent are incorporated herein by this reference and shall survive any termination of the Loan Agreement.

Section 11
CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Termination Date, and shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and its successors, transferees and assigns.  Without limiting the generality of the foregoing, but subject to the terms of the Loan Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise.  On the Termination Date, the security interest granted by this Agreement shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Grantors.  Upon any such termination Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents (including financing statement amendments) as the Grantors shall reasonably request to evidence such termination.  Upon any disposition of property permitted by the Loan Agreement, (x) the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person and (y) Agent shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents (including financing statement amendments) as such Grantor shall reasonably request to evidence such release, in form and substance reasonably satisfactory to Agent.

Section 12
STANDARD OF CARE; AGENT MAY PERFORM

The powers conferred on Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon Agent or any other Secured

Party to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.  Neither Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.  If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by each Grantor as provided in the Loan Agreement.

Section 13
MISCELLANEOUS

13.1         Generally.  Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 11.7 of the Loan Agreement.  No failure or delay on the part of Agent in the exercise of any power, right or privilege hereunder or under the Loan Agreement shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the Loan Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.  This Agreement shall be binding upon and inure to the benefit of Agent and the Grantors and their respective successors and assigns.  No Grantor shall, without the prior written consent of Agent given in accordance with the Loan Agreement, assign any right, duty or obligation hereunder.  This Agreement, the Loan Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of this Agreement by email with scanned attachment shall be equally as effective as delivery of an original executed counterpart.  Any party delivering an executed counterpart of this Agreement by email with scanned attachment also shall deliver an original executed counterpart, but the failure to deliver such an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

13.2         GOVERNING LAW; VENUE.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH GRANTOR AND AGENT OR ANY OTHER SECURED PARTY PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT AND EACH GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR ANY OTHER SECURED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE SECURED OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR SUCH OTHER SECURED PARTY.  EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN SECTION 12.7 OF THE LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON SUCH GRANTOR’S ACTUAL RECEIPT THEREOF.

13.3         LOAN DOCUMENT.  THIS AGREEMENT IS ONE OF THE LOAN DOCUMENTS REFERRED TO IN THE LOAN AGREEMENT AND ALL PROVISIONS CONTAINED IN THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT THAT APPLY TO LOAN DOCUMENTS GENERALLY (INCLUDING BUT NOT LIMITED TO

THE PROVISIONS OF THE LOAN AGREEMENT UNDER THE HEADING “WAIVER OF JURY TRIAL”) ARE FULLY APPLICABLE TO THIS AGREEMENT AND ARE INCORPORATED HEREIN BY THIS REFERENCE AS IF THEY WERE CONTAINED IN THIS AGREEMENT, MUTATIS MUTANDIS, WITH EACH REFERENCE TO “BORROWER” BEING DEEMED A REFERENCE TO “GRANTORS”, AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

DTS, INC.,
a Delaware corporation

By:	/s/ Melvin Flanigan
Name:	Melvin Flanigan
Title:	Chief Financial Officer

DTS WASHINGTON LLC,
a Delaware limited liability company

By:	/s/ Melvin Flanigan
Name:	Melvin Flanigan
Title:	Chief Financial Officer

PHORUS, INC.,
a Delaware corporation

By:	/s/ Melvin Flanigan
Name:	Melvin Flanigan
Title:	Chief Financial Officer

Signature Page to

Security Agreement

S-1

UNION BANK, N.A.,
as Agent

By:	/s/ Carlos Herrera
Name:	Carlos Herrera
Title:	Vice President

Signature Page to

Security Agreement

S-2

SCHEDULE 5.1
TO SECURITY AGREEMENT

GENERAL INFORMATION

(A)                               Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)                               Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)                               Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

(D)                               Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Grantor	Description of Agreement

SCHEDULE 5.1-1

SCHEDULE 5.2
TO SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.  INVESTMENT RELATED PROPERTY

(A)          Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Trust Interests or other Equity Interests not listed above:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

SCHEDULE 5.2-1

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodity Contracts and Commodity Accounts:

Grantor	Name of Commodity Intermediary	Account Number	Account Name

II.  INTELLECTUAL PROPERTY

(A)          Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date (if any)

(B)          Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)          Patents

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

(D)          Patent Licenses

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

SCHEDULE 5.2-2

(E)           Trademarks

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)

(F)           Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

V.  WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES
IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

SCHEDULE 5.2-3

SCHEDULE 5.4 TO
SECURITY AGREEMENT

FINANCING STATEMENTS:

Grantor	Filing Jurisdiction(s)

SCHEDULE 5.4-1

EXHIBIT A
TO SECURITY AGREEMENT

SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT, dated as of [           ], 20[   ] (this “Supplement”), is delivered by [NAME OF ADDITIONAL GRANTOR], a [JURISDICTION AND ENTITY TYPE OF ADDITIONAL GRANTOR] (“Additional Grantor”), pursuant to the Security Agreement, dated as of July 18, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), entered into by DTS, Inc., a Delaware corporation (“Borrower”), DTS Washington LLC, a Delaware limited liability company, Phorus, Inc., a Delaware corporation, each other Grantor from time to time party thereto, and Union Bank, N.A., as Agent.  Each capitalized term used but not defined herein has the meaning ascribed to such term in the Security Agreement.

Additional Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and agrees that it is bound by all of the terms, conditions, covenants, obligations, liabilities and undertakings applicable to each Grantor under the Security Agreement, all with the same force and effect as if Additional Grantor were an original signatory to the Security Agreement.

Additional Grantor hereby grants to Agent a security interest in all of Additional Grantor’s right, title and interest in, to and under the Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Additional Grantor now has or hereafter acquires an interest and wherever the same may be located.  Additional Grantor hereby represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

Additional Guarantor hereby makes, as of the date hereof, each of the representations, warranties, acknowledgements, waivers and certifications applicable to any Grantor contained in the Security Agreement.

Additional Guarantor hereby irrevocably waives notice of acceptance of this Supplement and acknowledges that the Secured Obligations are incurred, and the credit extensions under the Loan Agreement are made and maintained, in reliance on this Supplement.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

EXHIBIT A-1

THIS SUPPLEMENT IS ONE OF THE LOAN DOCUMENTS REFERRED TO IN THE LOAN AGREEMENT AND ALL PROVISIONS CONTAINED IN THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT THAT APPLY TO LOAN DOCUMENTS GENERALLY (INCLUDING BUT NOT LIMITED TO THE PROVISIONS OF THE LOAN AGREEMENT UNDER THE HEADING “WAIVER OF JURY TRIAL”) ARE FULLY APPLICABLE TO THIS AGREEMENT AND ARE INCORPORATED HEREIN BY THIS REFERENCE AS IF THEY WERE CONTAINED IN THIS SUPPLEMENT, MUTATIS MUTANDIS, WITH EACH REFERENCE TO “BORROWER” BEING DEEMED A REFERENCE TO “ADDITIONAL GRANTOR”, AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.

IN WITNESS WHEREOF, Additional Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 5.1
TO SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

(A)                               Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)                               Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)                               Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

(D)                               Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Grantor	Description of Agreement

EXHIBIT F-1

SUPPLEMENT TO SCHEDULE 5.2
TO SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.  INVESTMENT RELATED PROPERTY

(A)                               Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

EXHIBIT F-2

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodity Contracts and Commodity Accounts:

Grantor	Name of Commodity Intermediary	Account Number	Account Name

II.  INTELLECTUAL PROPERTY

(A)                               Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date (if any)

(B)                               Copyright Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)                               Patents

Grantor	Jurisdiction	Title of Patent	Patent Number/(Application Number)	Issue Date/(Filing Date)

(D)                               Patent Licenses

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

EXHIBIT F-3

(E)                                Trademarks

Grantor	Jurisdiction	Trademark	Registration Number/(Serial Number)	Registration Date/(Filing Date)

(F)                                 Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

V.  WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES
IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

EXHIBIT F-4

SUPPLEMENT TO SCHEDULE 5.4
TO SECURITY AGREEMENT

Financing Statements:

Grantor	Filing Jurisdiction(s)

EXHIBIT F-5